Exhibit 99.1

Thursday, July 14, 2005	Roger Bosma
President & CEO

Joseph F. Hurley
EVP & CFO
973-697-2000

Lakeland Bancorp Reports 9% Increase in Earnings Per Share in Second Quarter

Oak Ridge, NJ – July 14, 2005 —Lakeland Bancorp, Inc. (NASDAQ: LBAI) is pleased to report several positive developments in the second quarter of 2005, including:

•	Earnings per share at $0.24, an increase of 9% over the $0.22 reported in the second quarter of 2004 (restated to reflect 5% stock dividend declared June 15, 2005).

•	Net Income at $5.1 million, an increase of $1.4 million or 38% as compared to the same period last year.

•	The announcement of a 5% stock dividend payable August 16, 2005 to shareholders of record as of the close of business on July 29, 2005.

•	A $0.10 cash dividend per share payable August 15, 2005 to shareholders of record as of the close of business on July 29, 2005.

•	The completion of the 500,000 share stock buyback program in June 2005, and the announcement of a new program to purchase 750,000 shares over the next year.

•	The decision to merge the Newton Trust Company into Lakeland Bank in the fourth quarter of 2005.

•	The decision to consolidate three branch locations by the end of the year.

Roger Bosma, Lakeland Bancorp’s President and CEO, said: “Net income for the second quarter of 2005 was $1.4 million higher than last year, and at $5.1 million, was the highest quarterly

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total in the bank’s history. The decision to consolidate branches and merge Newton will help to reduce our operating costs in the future. In addition, we have implemented a new “Overdraft Protection” program, which is already making a significant impact on fee income.”

Earnings

Net Income for the second quarter of 2005 was $5.1 million, compared to $3.7 million for the same period in 2004. Diluted Earnings Per Share at $0.24 increased 9% from the $0.22 EPS for the second quarter last year. All share and per share amounts have been adjusted for the five percent stock dividend declared on June 15, 2005 and payable on August 16, 2005. Annualized Return on Average Assets was 0.97% and Annualized Return on Average Equity was 10.73% for the second quarter of 2005.

Net Income for the first six months of 2005 was $9.7 million, an increase of $2.4 million from the $7.3 million reported for the same period last year. Diluted earnings per share was $0.45, which increased from $0.43 per share in the first six months of 2004. Return on Average Assets was 0.92% and Return on Average Equity was 10.15%.

Net Interest Income

Net interest income for the second quarter of 2005 was $17.4 million or 28% higher than the $13.6 million earned in the second quarter of 2004. Net interest margin at 3.77% compared to 3.80% in the second quarter of 2004, while average earning assets increased 28%. The Company’s yield on interest-earning assets increased by 31 basis points to 5.38% in the second quarter of 2005, from 5.07% for the same period last year. The cost of interest bearing liabilities increased 37 basis points from 1.53% in the second quarter of 2004 to 1.90% in the second quarter of 2005. These changes reflect the overall increase in interest rates over the last year.

Year-to-date, net interest income was $35.0 million, or 29% higher than the $27.2 million reported for the first six months of 2004. Net interest margin was 3.81% for the first half of 2005 compared to 3.83% for the same period last year, while average earning assets rose 30%. The Company’s yield on earning assets increased from 5.14% in 2004 to 5.35% for the first six months of 2005. The Company’s cost of interest bearing liabilities increased from 1.57% in 2004 to 1.82% for the first six months of 2005.

Noninterest Income

Noninterest income, excluding the gains on sales of securities, totaled $3.6 million and was $709,000, or 24% higher than the second quarter of 2004. Gains on sales of investment securities were $100,000 in second quarter 2005 compared to gains of $413,000 for the same period last year. Noninterest income, including gains on investment securities sold, totaled $3.7 million, or 12% higher than the second quarter of 2004. Service charges on deposit accounts totaling $2.4 million increased by $518,000 or 28% over the second quarter of 2004, primarily due to the introduction of a new “Overdraft Protection” program, which increased fee income.

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Non-interest income, excluding the gains on sales of securities, totaled $7.1 million and was $1.3 million, or 23% higher than the first six months of 2004. Gains on sales of investment securities were $128,000 for the first six months of 2005, as compared to $416,000 last year. Noninterest income, including gains on investment securities sold, totaled $7.3 million for the first six months of 2005, or 17% higher than the same period last year. Service charges on deposit accounts increased 15% to $4.2 million, partially due to the “Overdraft Protection” program; commissions and fees increased 8% to $1.5 million due to increases in loan fees collected; lease income increased $474,000 to $519,000; while other income increased $145,000 to $297,000, primarily due to an increase in gains on sales of leased equipment.

Noninterest Expense

Noninterest expense for the second quarter of 2005 was $13.2 million, an increase of 25% compared to the second quarter of 2004. Salary and benefit expense increased 28% to $7.1 million, reflecting the inclusion of Newton, as well as normal salary and benefit increases. Occupancy, furniture and equipment expenses increased by 22% primarily due to costs incurred at the ten new branches acquired from Newton. Amortization of core deposit intangibles increased by $201,000 to $303,000 due to the Newton acquisition. Other noninterest expenses increased by 15% in the second quarter of 2005, primarily due to increased marketing and Newton related costs. The overall increase in other noninterest expenses was partially offset by a $285,000 decrease in legal expenses, as litigation with the second of the three surety companies was resolved in the fourth quarter of 2004. The bank’s efficiency ratio was 61.1% in the second quarter of 2005 as compared to 62.0% last year.

For the first six months of 2005, noninterest expense was $26.9 million compared to $20.9 million in 2004, an increase of $6.0 million or 29%. Of this overall increase, salary and benefit costs increased by $3.1 million or 28%. Occupancy, furniture and equipment expenses increased by $1.2 million, or 32%, reflecting the costs incurred at the ten new Newton branches. Amortization of core deposit intangibles increased by $402,000 due to the Newton acquisition. Other expenses increased $1.3 million or 22%, primarily due to increased marketing and Newton related expenses.

Financial Condition

At June 30, 2005, total assets were $2.099 billion. Total loans were $1.219 billion, up $40.7 million or 3% from $1.179 billion at year-end 2004.

Asset Quality

At June 30, 2005, non-performing assets totaled $12.3 million (0.59% of total assets). This compares to $13.7 million (0.64% of total assets) at year-end 2004. Included in non-performing assets are $6.4 million related to commercial lease pools (0.30% of total assets) and $5.9 million of other non-performing assets (0.29% of total assets). The Allowance for Loan and Lease Losses totaled $16.5 million at June 30, 2005 and represented 1.36% of total loans. During the second quarter of 2005, the Company had net charge-offs of $255,000, or 0.08% of average loans, as compared to net charge-offs of $744,000, or 0.34% of average loans for the same period

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last year. Based on management’s analysis, the provision for loan losses for the second quarter was $327,000, compared to $875,000 during the second quarter of 2004. This reflects lower net charge-offs and an improvement in asset quality.

Deposits

At June 30, 2005, total deposits were $1.690 billion, a decrease of $36.8 million or 2% from December 31, 2004. Core deposits, which are defined as noninterest bearing deposits and savings and interest bearing transaction accounts, amounted to $1.30 billion and represented 77% of total deposits.

Capital

Stockholders’ equity was $193.9 million and book value per common share was $9.05. As of June 30, 2005, the Company’s leverage ratio was 7.70%. Tier I and total risk based capital ratios were 12.12% and 13.37%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines. The Company repurchased 251,906 shares during the second quarter of 2005 at an average price of $14.40 per share.

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the integration of Newton Financial Corp. into Lakeland, corporate objectives, and other financial and business matters. The words “anticipates”, “projects”, “intends”, “estimates”, “expects”, “believes”, “plans”, “may”, “will”, “should”, “could”, and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: operational factors relating to the performance of Lakeland Bank and Newton Trust Company, market conditions, competitive conditions and general economic conditions. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Lakeland Bancorp, Inc.

Financial Highlights

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(Dollars in thousands except per share amounts)
INCOME STATEMENT
Net Interest Income	$17,427	$13,596	$35,034	$27,154
Provision for Loan Losses	(327)	(875)	(1,110)	(1,750)
Noninterest Income (excluding investment securities gains)	3,624	2,915	7,125	5,788
Gain on sales of investment securities	100	413	128	416
Noninterest Expense	(13,233)	(10,578)	(26,904)	(20,889)

Pretax Income	7,591	5,471	14,273	10,719
Tax Expense	(2,454)	(1,753)	(4,568)	(3,432)

Net Income	$5,137	$3,718	$9,705	$7,287

Memo: Tax equivalent adjustment	$465	$396	$956	$808

Basic Earnings Per Share *	$0.24	$0.22	$0.45	$0.43
Diluted Earnings Per Share *	$0.24	$0.22	$0.45	$0.43
Dividends per share *	$0.095	$0.095	$0.19	$0.19
Weighted Average Shares - Basic *	21,572	16,804	21,636	16,779
Weighted Average Shares - Diluted *	21,726	16,989	21,801	16,977

SELECTED OPERATING RATIOS
Return on Average Assets	0.97%	0.93%	0.92%	0.92%
Return on Average Equity	10.73%	13.28%	10.15%	13.00%
Yield on Interest Earning Assets	5.38%	5.07%	5.35%	5.14%
Cost of funds	1.90%	1.53%	1.82%	1.57%
Net interest spread	3.48%	3.54%	3.53%	3.57%
Net interest margin	3.77%	3.80%	3.81%	3.83%
Efficiency ratio	61.12%	62.00%	60.83%	61.30%
Stockholders’ equity to total assets			9.23%	6.72%
Book value per share *			$9.05	$6.56

ASSET QUALITY RATIOS
Ratio of net charge-offs to average loans			0.20%	0.31%
Ratio of allowance to total loans			1.36%	1.94%
Non-performing loans to total loans			0.96%	1.76%
Non-performing assets to total assets			0.59%	0.96%
Allowance to non-performing loans			142%	110%

			6/30/2005	12/31/2004
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans			$1,219,312	$1,178,606
Allowance for Loan Losses			16,542	16,638
Investment Securities			638,397	745,028
Total Assets			2,099,244	2,141,021
Deposits			1,689,980	1,726,804
Short-Term Borrowings			103,083	110,830
Long-Term Debt			101,759	98,991
Stockholders’ Equity			193,856	194,548

SELECTED AVERAGE BALANCE SHEET DATA
	For the three months ended		For the six months ended
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
Investment Securities	689,288	590,709	705,062	591,916
Loans, net	1,200,439	872,408	1,186,434	861,393
Interest-Earning Assets	1,903,363	1,482,743	1,904,696	1,468,265
Total Assets	2,115,234	1,609,643	2,124,850	1,595,654
Core Deposits	1,313,219	1,099,396	1,334,435	1,071,754
Time Deposits	393,751	278,248	390,752	281,783
Deposits	1,706,970	1,377,652	1,725,187	1,353,540
Total Interest-Bearing Liabilities	1,607,801	1,233,848	1,616,261	1,226,020
Short-Term Borrowings	106,631	22,289	99,129	31,140
Long-Term Debt	41,802	33,662	40,266	34,096
Subordinated Debentures	56,703	56,703	56,703	56,703
Stockholders’ Equity	192,097	112,614	192,807	112,685

*	Retroactively adjusted for 5% stock dividend payable on August 16, 2005 to shareholders of record July 29, 2005.

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

ASSETS	June 30, 2005	December 31, 2004
(dollars in thousands)	(unaudited)
Cash and due from banks	$51,972	$47,981
Federal funds sold and interest-bearing deposits due from banks	27,818	7,365

Total cash and cash equivalents	79,790	55,346

Investment securities available for sale	490,913	582,106
Investment securities held to maturity; fair value of $146,958 in 2005 and $162,926 in 2004	147,484	162,922
Loans:
Commercial	668,446	654,085
Residential mortgages	249,786	234,600
Consumer and home equity	301,080	289,921

Total loans	1,219,312	1,178,606
Plus: deferred fees	(2,917)	(2,601)
Less: Allowance for loan and lease losses	16,542	16,638

Net loans	1,199,853	1,159,367
Premises and equipment - net	31,626	31,749
Accrued interest receivable	7,525	8,002
Goodwill and other identifiable intangible assets	93,973	94,119
Bank owned life insurance	34,836	34,240
Other assets	13,244	13,170

TOTAL ASSETS	$2,099,244	$2,141,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$313,648	$319,359
Savings and interest-bearing transaction accounts	986,384	1,041,621
Time deposits under $100,000	281,661	269,820
Time deposits $100,000 and over	108,287	96,004

Total deposits	1,689,980	1,726,804
Federal funds purchased and securities sold under agreements to repurchase	103,083	110,830
Long-term debt	45,056	42,288
Subordinated debentures	56,703	56,703
Other liabilities	10,566	9,848
TOTAL LIABILITIES	1,905,388	1,946,473

STOCKHOLDERS’ EQUITY
Common stock, no par value; authorized shares, 40,000,000; issued shares, 22,443,298 at June 30, 2005 and December 31, 2004	226,188	208,933
Accumulated Deficit	(15,855)	(3,847)
Treasury stock, at cost, 1,012,674 shares at June 30, 2005 and 728,330 at December 31, 2004	(15,307)	(10,878)
Accumulated other comprehensive income	(1,170)	340

TOTAL STOCKHOLDERS’ EQUITY	193,856	194,548

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,099,244	$2,141,021

Lakeland Bancorp, Inc. and Subsidiaries

CONSOLIDATED INCOME STATEMENTS

(Unaudited)

	Three months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(In thousands, except per share data)
INTEREST INCOME
Loans and fees	$18,424	$12,812	$35,973	$25,481
Federal funds sold and interest bearing deposits with banks	89	38	220	48
Taxable investment securities	5,686	4,728	11,735	9,741
Tax exempt investment securities	865	735	1,776	1,499

TOTAL INTEREST INCOME	25,064	18,313	49,704	36,769

INTEREST EXPENSE
Deposits	5,368	3,274	10,449	6,661
Securities sold under agreements to repurchase	851	56	1,348	167
Long-term debt	1,418	1,387	2,873	2,787

TOTAL INTEREST EXPENSE	7,637	4,717	14,670	9,615

NET INTEREST INCOME	17,427	13,596	35,034	27,154
Provision for loan losses	327	875	1,110	1,750

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	17,100	12,721	33,924	25,404

NONINTEREST INCOME
Service charges on deposit accounts	2,357	1,839	4,241	3,703
Commissions and fees	731	729	1,466	1,358
Gain on the sales of securities	100	413	128	416
Income on bank owned life insurance	305	251	602	530
Lease Income	117	19	519	45
Other income	114	77	297	152

TOTAL NONINTEREST INCOME	3,724	3,328	7,253	6,204

NONINTEREST EXPENSE
Salaries and employee benefits	7,142	5,562	14,247	11,109
Net occupancy expense	1,212	1,004	2,759	2,025
Furniture and equipment	1,114	908	2,210	1,752
Stationery, supplies and postage	477	341	906	689
Legal fees	222	507	447	989
Marketing expense	534	376	875	691
Amortization of core deposit intangibles	303	102	606	204
Other expenses	2,229	1,779	4,854	3,430

TOTAL NONINTEREST EXPENSE	13,233	10,579	26,904	20,889

INCOME BEFORE PROVISION FOR INCOME TAXES	7,591	5,470	14,273	10,719
Provision for income taxes	2,454	1,752	4,568	3,432

NET INCOME	$5,137	$3,718	$9,705	$7,287

EARNINGS PER COMMON SHARE
Basic	$0.24	$0.22	$0.45	$0.43

Diluted	$0.24	$0.22	$0.45	$0.43

DIVIDENDS PER SHARE	$0.095	$0.095	$0.19	$0.19